Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS HAVE BEEN OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

FIRST AMENDMENT

FIVE-YEAR CONTRACT AGREEMENT:

U.S. FOODSERVICE™

AND

DAKOTA GROWERS PASTA COMPANY

                This First Amendment (the “First Amendment”) to the Five-Year Contract Extension between U.S. Foodservice™ and Dakota Growers Pasta Company dated December 28, 2000 (the “Agreement”) is entered into this 20th day of December, 2001.

                WHEREAS, U.S. Foodservice™ and Dakota Growers Pasta Company (collectively referred to herein as the “Parties”) entered into the Agreement on December 28, 2000, effective from December 28, 2000 through December 31, 2006; and

                WHEREAS, the Agreement covered dry pasta products for the foodservice and retail markets packed under the Roseli®, Monarca® and Pasta Sanita® brands and dry pasta products for the foodservice and retail markets packed exclusively under the Bellagio S.p.A. brand imported from Italy; and

                WHEREAS, U.S. Foodservice™ has acquired Alliant Foodservice which provides dry pasta products for the foodservice markets under the Luzzati and Cosenza brand labels; and

WHEREAS, U.S. Foodservice™ also provides dry pasta products for the foodservice markets under the Monarch Advantage and Monarch Regency brand labels; and

                WHEREAS, the Parties, on the 21st day of December, 2001, entered into an Exclusive License Agreement, wherein Dakota Growers Pasta Company granted U.S. Foodservice™ an exclusive license to use the Trademark “Primo Piatto” in connection with the distribution and marketing of dry pasta products imported from Italy; and

                NOW THEREFORE, it is hereby agreed as follows:

        1.                                       Section A. Products of the Agreement is hereby amended as follows:

                        Item 1 is amended to add reference to Luzzati, Monarch Advantage and Monarch Regency brands.

                        Item 2 is amended to add reference to the Primo Piatto and Cosenza brands.

        2.                                       Item 6 under Section B. Pricing:  Terms of Sale of the Agreement is hereby amended by adding the following:

                        Synergistic savings realized through consolidation of the brands will be reviewed upon completion of such consolidation, and any adjustments to the pricing or allowances will be agreed upon by U.S. Foodservice™ and Dakota Growers upon completion of such review.

        3.                                       Item 2 under Section E. Contract Incentive Program of the Agreement is hereby amended as follows:

                        (Confidential treatment requested.)

        4.                                       Item 1 under Section G. Duration of Agreement; Exclusivity of the Agreement is hereby amended as follows:

                        The Luzzati, Monarch Advantage and Monarch Regency brands are added, and the Primo Piatto and Cosenza brands are added to the imported dry pasta products.

        5.             Item 4 under Section G. Duration of Agreement; Exclusivity of the Agreement is hereby deleted in its entirety and replaced with the following:

                        This Agreement may not be transferred or assigned, or any portions thereof, by either Party, without the written consent of the other Party, such consent not to be unreasonably withheld.

        6.             Schedule A is amended as attached.

        7.                                       All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have executed this First Amendment (the “First Amendment”) to the Five-Year Contract Agreement on the day and year first above written.

Dakota Growers Pasta Company		US Foodservice™

By:	/s/ Tim Dodd	By:	/s/ Bill Carter

Its:	President/ G.M.	Its:	Vice President Purchasing

Schedule A

(Confidential treatment requested.)